UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 10, 2025

VIREO GROWTH INC.

(Exact name of registrant as specified in its charter)

British Columbia

(State or other jurisdiction of Incorporation)

000-56225	82-3835655
(Commission File Number)	(IRS Employer Identification No.)

207 South 9th Street Minneapolis, Minnesota	55402
(Address of principal executive offices)	(Zip Code)

(612) 999-1606

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement

On October 10, 2025, Vireo Health of Colorado, LLC, a Colorado limited liability company and wholly-owned subsidiary of Vireo Growth Inc. (the “Company”), entered into a restructuring support agreement (the “RSA”) with Medicine Man Technologies, Inc. d/b/a Schwazze, a Nevada corporation (“Schwazze”), certain of Schwazze’s subsidiaries, the beneficial holders (the “Star Bud Holders”) of certain seller notes (the “Star Bud Notes”) secured by a first priority security interest in substantially all the assets owned by SBUD LLC, a wholly owned subsidiary of Schwazze, and certain other parties.

As of October 10, 2025 and as discussed in Item 2.01 of this Current Report on Form 8-K, the Company holds a majority of the outstanding principal amount of Schwazze’s 13% Senior Secured Convertible Notes due December 7, 2026 (the “Senior Secured Notes”). The RSA sets forth a plan to restructure the operations and capital structure of Schwazze and its subsidiaries through a series of transactions, including, but not limited to (i) the purchase of certain assets representing a majority of the total assets of Schwazze and its subsidiaries (the “Asset Sale”) by a newly-formed entity (“NewCo”) to be majority owned by the Company, and (ii) the liquidation of Schwazze’s remaining assets and winding down of Schwazze’s remaining operations (the “Liquidation”).

The RSA provides that the Asset Sale will be effected by way of public disposition of collateral pursuant to §§ 9-610 and 9-611 of the Uniform Commercial Code to be conducted by the collateral agent for the Senior Secured Notes. The collateral agent under the indenture (the “Indenture”) governing the Senior Secured Notes, acting at the direction of the Company, will credit bid at the Asset Sale a principal amount of Senior Secured Notes to be determined by the Company (the “Credit Bid”). However, the Asset Sale will be open to other bidders and is therefore subject to competing bids which may be higher than the Credit Bid. If the Credit Bid is the winning bid at the Asset Sale, Schwazze will enter into an asset purchase agreement with NewCo pursuant to which, subject to receipt of regulatory approvals and other closing conditions, the assets subject to the Asset Sale will be transferred to NewCo in consideration for an assumption by NewCo of certain specified liabilities of Schwazze and a discharge of the Senior Secured Notes included in the Credit Bid.   In connection with the Liquidation, which will follow the Asset Sale, any available net cash proceeds in excess of amounts needed to cover costs of the Asset Sale and Liquidation will be distributed to holders of claims and equity interests in Schwazze in accordance with their relative priority under applicable law, whereby excess proceeds (if any) would be paid,  first, to secured claims (including any portion of the Senior Secured Notes not included in the Credit Bid), second to unsecured claims, third, to preferred stockholders, and, fourth, to common stockholders. Pursuant to the RSA, certain parties have agreed to provide NewCo with up to approximately $62 million in financing, a portion of which will be used to refinance the Star Bud Holders in full and final satisfaction of their claims with respect to the Star Bud Notes. As a result of the Asset Sale and the Liquidation, (i) all obligations represented by the Senior Secured Notes and the Star Bud Notes will be extinguished and (ii) NewCo will become an indirect majority owned subsidiary of the Company.

Schwazze is currently in default on its payment obligations under the Senior Secured Notes. Chicago Atlantic Admin, LLC serves as collateral agent under the Indenture governing the terms of the Senior Secured Notes. John Mazarakis, the Company’s Chief Executive Officer, is a partner of Chicago Atlantic Group, LP, an affiliate of Chicago Atlantic Admin, LLC.

The RSA provides, among other things, that the Asset Sale to NewCo is subject to certain milestones (the “RSA Milestones”) as set forth in the RSA including:

•	No later than October 13, 2025, Schwazze and the Company shall have agreed in writing upon the substantially final form of the definitive asset purchase agreement for the Asset Sale (the “APA”);

•	No later than October 14, 2025, (i) notification of the Asset Sale shall have been sent to creditors in accordance with UCC § 9-611, (ii) one or more advertisements of the Asset Sale shall have been published, and (iii) Schwazze shall have sent certain marketing materials to parties-in-interest;

•	No later than November 11, 2025, the deadline for the submission of bids shall have occurred;

•	No later than November 14, 2025, the public disposition auction shall have taken place;

•	No later than November 18, 2025, Schwazze, the collateral agent for the Senior Secured Notes, and NewCo, as purchaser, shall have executed the APA, and the APA shall be in full force and effect (“APA Effective Date”); and

•	Within 90 days following the APA Effective Date (“Outside Sale Transaction Effective Date”), the effective date for the Asset Sale shall have occurred; provided, however, that the Outside Sale Transaction Effective Date may be extended by an additional 30 days if necessary to obtain requisite regulatory approvals (so long as all other conditions to effectiveness of the APA have otherwise been satisfied or are capable of being satisfied).

The RSA includes customary representations and warranties and various customary covenants and commitments of the parties to the RSA. The RSA provides that the RSA may be terminated by the Company upon the occurrence of certain events set forth therein (“Termination Events”). In particular, the Company may terminate the RSA for, among other things, failure by Schwazze to meet any RSA Milestone or the commencement of an involuntary bankruptcy case against Schwazze. Schwazze may terminate the RSA upon the occurrence of certain events set forth therein, including in the event the board of directors, board of managers or such similar governing body of Schwazze determines in good faith, after consulting with counsel, that proceeding with the transactions contemplated by the RSA would be inconsistent with the exercise of its fiduciary duties or applicable law.

Consummation of the Asset Sale to NewCo as contemplated by the RSA is subject to certain customary conditions.

The foregoing description of the RSA is only a summary, does not purport to be complete and is qualified in its entirety by reference to the full text of the RSA, a copy of which is filed as Exhibit 2.1 to this Current Report on Form 8-K, which is incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets.

As previously disclosed, on October 2, 2025, the Company entered into Convertible Note Secondary Sale and Purchase Agreements (the “Note Purchase Agreements”) with several holders (the “Noteholders”) of the Senior Secured Notes of Schwazze. On October 10, 2025, the transactions contemplated by the Note Purchase Agreements closed.

The Senior Secured Notes, which have a value of approximately $91,000,000, consisting of principal and accrued interest, were acquired for total consideration of approximately $62,000,000. The Senior Secured Notes purchased by the Company represented approximately 86% of the total outstanding Senior Secured Notes. The consideration paid by the Company was in the form of 114,807,815 subordinate voting shares of the Company (the “Shares”) at a deemed price per share of $0.54.

The Shares of the Company issued by the Company to the Noteholders were issued in reliance upon the exemptions from registration under the Securities Act of 1933, as amended (the “Securities Act”), provided by Section 4(a)(2) of the Securities Act as a transaction not involving a public offering and Rule 506 of Regulation D promulgated under the Securities Act.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth under Item 2.01 of this Current Report on Form 8-K related to the Shares issued in connection with the acquisition of the Notes is incorporated herein by reference, to the extent required herein. The Shares are being issued in reliance upon the exemptions from registration under the Securities Act provided by Section 4(a)(2) of the Securities Act as a transaction not involving a public offering and Rule 506 of Regulation D promulgated under the Securities Act.

Item 7.01	Regulation FD.

On October 14, 2025, the Company issued a press release regarding the entrance into the RSA. A copy of the Company’s press release is attached as Exhibit 99.1 hereto.

Forward-Looking Statements and Information

Certain statements contained or incorporated by reference in this Current Report on Form 8-K constitute “forward-looking statements” within the meaning of applicable securities laws. Statements that are not historical fact are forward-looking statements. Certain of these forward-looking statements can be identified by the use of words such as “believes,” “anticipates,” “expects,” “intends,” “plans,” “projects,” “estimates,” “assumes,” “may,” “should,” “could,” “would,” “shall,” “will,” “seeks,” “targets,” “future,” or other similar expressions. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors, and our actual results, performance or achievements could differ materially from future results, performance or achievements expressed in these forward-looking statements, including statements regarding (i) the anticipated benefits of the transactions contemplated by the RSA and completion of the actions contemplated thereby, (ii) the Credit Bid at the Asset Sale; (iii) entry into the APA by Schwazze and NewCo and the terms and conditions thereof; (iii) the terms and timing of the Liquidation; (iv) the distribution of excess amounts needed to cover the Asset Sale and Liquidation, if any; (v) $62 million in financing to NewCo and the uses thereof; and other statements that are not historical facts. There are several risks, uncertainties, and other important factors, many of which are beyond the Company’s control, that could cause its actual results to differ materially from the forward-looking statements, including risks involved with the adverse impact of the transactions contemplated by the RSA on the Company’s business, financial condition, and results of operations; the Company’s ability to successfully consummate the transactions contemplated by the RSA; the Company’s ability to maintain relationships with suppliers, customers, employees and other third parties as a result of the transactions contemplated by the RSA; the effects of the transactions contemplated by the RSA on the Company and the interests of various constituents; risks and uncertainties associated with the transactions contemplated by the RSA, some of which are beyond the Company’s control; subject to the successful outcome of the transactions contemplated by the RSA, the nature, cost, impact and outcome of pending and future litigation, other legal or regulatory proceedings, or governmental investigations and actions; as well as the other risks set out in the Company's Annual Report on Form 10-K for the year ended December 31, 2024, which is available on EDGAR with the SEC and filed with the Canadian securities regulators and available under the Company's profile on SEDAR+ at www.sedarplus.com. The transactions contemplated by the RSA remain subject to material conditions, including negotiation of definitive agreements satisfactory to all parties thereto and satisfaction of all conditions thereto, and there can be no assurance that the Company will be successful in completing the transactions contemplated by the RSA or any other similar transaction on the terms described herein, on different terms, or at all.  This Current Report on Form 8-K does not constitute an offer to sell or buy, nor the solicitation of an offer to sell or buy, the securities referred to herein.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
2.1†	Restructuring Support Agreement, dated October 10, 2025
99.1	Press Release, dated October 14, 2025*
104	Cover Page Interactive Data File (embedded within Inline XBRL document)

*	Furnished herewith
†	Certain schedules and similar attachments have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company hereby undertakes to furnish supplemental copies of such schedules and attachments to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIREO GROWTH INC. (Registrant)

Date: October 14, 2025	By:	/s/ Tyson Macdonald
Tyson Macdonald
Chief Financial Officer